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                                                                   EXHIBIT 2.4

                  IMPORTANT:  PLEASE READ CAREFULLY BEFORE SIGNING
                           SIGNIFICANT REPRESENTATIONS ARE
                                  CALLED FOR HEREIN


                                SUBSCRIPTION AGREEMENT
                                         AND
                             LETTER OF INVESTMENT INTENT

Joseph and Susan Angard                  Miller, Johnson & Kuehn, Incorporated
Global One Distribution & Merchandising, 5500 Wayzata Boulevard, Suite 800
Inc.                                     Minneapolis, MN  55416
5548 Lindbergh Lane
Bell, CA  90201


Gentlemen:

     The undersigned investor ("Investor") hereby tenders this subscription and applies for the purchase of ______________ shares of common stock, $.01 par value (the "Shares") of Global One Distribution & Merchandising Inc., a Delaware corporation (the "Company") from Joseph and Susan Angard (collectively, "Angard"). The subscription price for each Share is $.52.5. The aggregate subscription price, in the amount of $__________, is delivered herewith. By execution below, the undersigned acknowledges that the Company, Angard and Miller, Johnson & Kuehn, Incorporated, as selling agent ("MJK") are relying upon the accuracy and completeness of the representations contained herein in complying with their obligations under applicable securities laws.

1.   The undersigned acknowledges and represents as follows:

          (a) That the undersigned is a current shareholder of the Company and has received, carefully reviewed and is familiar with the Company's Annual Report on Form 10-K for the year ended December 31, 1996, its draft Quarterly Report on Form 10-Q for its quarter ended June 30, 1997 and the information entitled "Recent Developments" dated August 11, 1997;

          (b) That the undersigned is in a financial position to hold the Shares for an indefinite period of time and is able to withstand a complete loss of its investment in the Shares;

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          (c)  That the undersigned has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests;

          (d) That the undersigned is purchasing for its own account, for investment, without a view to distribution;

          (e) That the undersigned acknowledges that the undersigned is a current shareholder of the Company and has made its own investigation of the Company, its business, personnel and prospects; has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company;

          (f) That the undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares and has the net worth to undertake such risks;

          (g) That the undersigned believes that the investment in the Shares is suitable for it based upon its investment objectives and financial needs, and the undersigned has adequate means for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares;

          (h) That the undersigned recognizes that the Shares as an investment involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of its investment;

          (i) That the undersigned realizes that (1) the Shares are being purchased in a private sale, and that the shares are restricted securities, (2) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933 (the "Act") and, therefore, cannot be sold unless they are subsequently registered under the said Act or an exemption from such registration is available and (3)

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               the transferability of the Shares is restricted and (A) requires conformity with the restrictions contained in paragraph 2 below, and (B) will be further restricted by a legend placed on the certificate(s) representing the Shares stating that they have not been registered under the Act and referencing the restrictions on transferability; and

          (j) That the undersigned is not relying on any representations, warranties or information provided by MJK and the undersigned acknowledges and understands that a commission will be paid to MJK by the undersigned and by Angard in this transaction.

2. The undersigned has been advised that the Shares are not being registered under the Act or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that reliance upon such exemptions by Angard, the Company and MJK is predicated in part on the undersigned's representations as contained herein. The undersigned represents and warrants that the Shares are being purchased for its own account and for investment and without the intention of reselling or redistributing the same, that it has made no agreement with others regarding any of such Shares and that its financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future. The undersigned is aware that, in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell any of the same by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the securities and for which the securities were pledged as security, would represent an intent inconsistent with the representations set forth above. The undersigned further represents and agrees that if, contrary to its foregoing intentions, it should later desire to dispose of or transfer any of the Shares in any manner, it shall not do so without first obtaining (1) the opinion of counsel reasonably acceptable to the Company that such proposed disposition or transfer lawfully may be made without the registration of such Securities pursuant to the Act, as then amended, and applicable state securities laws, or (2) such registration.

3. The undersigned represents and warrants that, if an individual, it is a bona fide resident of, and is domiciled in, the State of ______________, and, if an entity, that its executive offices are located in the State of ______________, and that the Shares are being purchased by it in its name solely for its own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

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     The undersigned agrees to furnish any additional information which the
Company deems necessary in order to verify the answers set forth below.

4. The undersigned understands that the representations contained below are made for the purpose of qualifying it as an "accredited investor" as that term is defined in Regulation D of the General Rules and Regulations under the Act and for the purpose of inducing a sale of securities to it. The undersigned hereby represents that the statement or statements initialed below are true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages.

          (a) Accredited INDIVIDUAL investors must initial one or both of the following statements:

          _____ (1) I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the most recent two years or joint income with my spouse of more than $300,000 in each of such years and I reasonably expect to have such an income in excess of such amounts for the current year.

          _____ (2) I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined individual net worth, in excess of one million dollars. For purposes of this Subscription Agreement "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

          (b) Accredited PARTNERSHIPS, CORPORATIONS or OTHER ENTITIES must initial one or more of the following statements:

          _____ (1) The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors under items 1 or 2 above. (Investors attempting to qualify under this item must complete the Certificate of Signatory to this Subscription Agreement and Letter of Investment Intent and each equity owner must complete a separate copy of this Agreement and Letter);

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          _____     (2)  The undersigned is a bank or savings and loan
                    association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

          _____ (3) The undersigned is an insurance company as defined in Section 2(13) of the Act.

          _____ (4) The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

          _____ (5) The undersigned is a Small Business Investment Company licensed by the U.S. Small Business
                    Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          _____ (6) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 AND either (check one or more, as applicable):

                    _____     (a)  the investment decision is made by a plan
                    fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

                    _____     (b)  the employee benefit plan has total assets
                    in excess of $5,000,000; or

                    _____     (c)  the plan is a self-directed plan with
                    investment decisions made solely by persons who are "Accredited Investors" as defined under the Act.

          _____ (7) The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          _____ (8) The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of

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                    acquiring Shares AND is one or more of the following
                    (check one or more, as appropriate):

                    _____ (a) an organization described in Section 501(c)(3) of the Internal Revenue Code; or

                    _____ (b) a corporation; or

                    _____ (c) a Massachusetts or similar business trust; or

                    _____ (d) a partnership.

          _____ (9) The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring Shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Shares.

5. The undersigned, if other than an individual, makes the following additional representation:

          (a) this Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

6. REGISTRATION RIGHTS. The Company hereby grants the Investor the registration rights covering the Shares set forth in Exhibit A attached hereto.

7.   MANNER IN WHICH TITLE IS TO BE HELD.  (check one)

     (a)  _____  Individual Ownership
     (b)  _____  Community Property
     (c)  _____  Joint Tenant with Right of Survivorship
                 (both parties must sign)
     (d)  _____  Partnership
     (e)  _____  Tenants in Common
     (f)  _____  Corporation

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     (g)  _____  Trust
     (h)  _____  Other




                              * * * * * * * *

                       Dated:  ________________, 1997



INDIVIDUAL INVESTORS                    ENTITY INVESTORS


Name(s) Typed or Printed:               Name Typed or Printed:

______________________________          ______________________________

                                        Address to Which Correspondence Should
______________________________          be Directed
Signature  (All  record holders
            should  sign)               ______________________________
                                        ______________________________

Address to Which Correspondence Should
be Directed                             City, State and Zip Code

______________________________          ______________________________

______________________________          Tax Identification or Social Security
                                        Number:
City, State and Zip Code
                                        ______________________________
______________________________

Tax Identification or Social Security
Number:

______________________________

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                             GRANT OF REGISTRATION RIGHTS


     The Company hereby grants the Investors registration rights with respect to the Shares as are set forth in Exhibit A attached hereto.


                    GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.


                    By____________________________________________




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                            CERTIFICATE OF SIGNATORY

                (*To be completed if Shares are being subscribed
                                for by an entity)


     I, ____________________________________, the _______________
__________________ of ___________________________________________ (the
"Entity"), hereby certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase the Shares, and certify further that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

     IN WITNESS WHEREOF, I have set my hand this ____ day of ______________, 1997.



                                           ___________________________________
                                           Signature


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                                   EXHIBIT A

                         GRANT OF REGISTRATION RIGHTS


1.   DEMAND REGISTRATION.

     On one occasion only, upon request by the holders of 50% or more of the Shares, the Company will promptly take all necessary steps, at the option of such holders, to register or qualify the sale of such Shares by the holders thereof under the Securities Act of 1933 (and, upon the request of such holders, under Rule 415 thereunder) and such state laws as such holders may reasonably request; provided that such request must be made after December 31, 1997.

2.   REGISTRATION - GENERAL PROVISIONS.

     (a) Whenever the Company is required to effect the registration of Shares under the Act, the Company will:

               (i) Prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for three (3) years, until all Shares have been sold or all Shares are eligible for resale under Rule 144 of the Act without any restriction on the number of Shares which may be sold whichever is shorter;

               (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the period required by Section 2(a)(i) above;

               (iii) provide Investors' counsel with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such registration statement;

               (iv) furnish to the Investors participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Investors and underwriters may reasonably request in order to facilitate the public offering of such securities;

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               (v)  use its best efforts to register or qualify the
          securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as any such Investor may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (vi) notify the Investors, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (vii) notify the Investors promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (viii) prepare and file with the Commission, promptly upon the request of any Investor, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Investor (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Shares by such Investor;

               (ix) prepare and promptly file with the Commission and promptly notify the Investors of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

               (x) advise the Investors, and the Investors' counsel, if any, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of

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          any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

               (xi) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

               (xii) at the request of any such Investor, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Investor or Investors making such request, covering such matters as such underwriters may reasonably request; and (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Investor or Investors making such request, covering such matters as such underwriters may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Act.

     (b) The Company shall pay all Registration Expenses (as defined below) in connection with the inclusion of Shares in any Registration Statement, or application to register or qualify Shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term "Registration Expenses" means the filing fees payable to the SEC, any state agency and the National Association of Securities Dealers, Inc.; the fees and expenses of the Company's legal

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counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement (and all amendments and supplements thereto) with the SEC; and all expenses relating to the printing of the Registration Statement, prospectuses and various agreements executed in connection with the Registration Statement. Notwithstanding the foregoing, the Investor will pay the fees and expenses of any legal counsel Investor may engage, as well as the Investor's proportionate share of any custodian fees or commission, discounts or expense allowances which may be payable to any underwriter.



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